SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☒ Preliminary Information Statement   ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐ Definitive Information Statement

POSITIVEID CORPORATION

(Name of Registrant as Specified in Its Charter)

______________________________

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POSTIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of PositiveID Corp.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of PositiveID Corp. (the "Company" or “PositiveID”), a Delaware corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•	to file a Certificate of Amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized capital stock from 475,000,000 shares to 975,000,000 shares, such that the capital stock of the Company will consist of 970,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The written consent of a majority of the voting shareholders was in accordance with the Delaware General Corporation Law (“DGCL”), our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about October __, 2014 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER __, 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

October __, 2014	/s/ William J. Caragol
William J. Caragol Chairman of the Board of Directors Chief Executive Officer and Acting Chief Financial Officer

POSTIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA

____________________________________________

INFORMATION STATEMENT

October __, 2014

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to PositiveID Corp., a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of PositiveID Corp., a Delaware corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of October 3, 2014 (the “Record Date”) by the majority stockholders (the “Majority Stockholders”).  As of the Record Date, the Majority Stockholders held of record 3,980,592 shares of our common stock, par value $0.01 per share (the “Common Stock”) and 809 shares of our Series I Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”), which represented approximately 3.2% and 81.0% of the outstanding shares of Common Stock and Series I Preferred Stock respectively. As a result, the Majority Stockholders’ holdings represent 71.3% of the total outstanding votes.  Each share of our Series I Preferred Stock has the equivalent of 25 votes on each matter submitted to stockholders.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●	the filing of the Certificate of Amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized capital stock from 475,000,000 shares to 975,000,000 shares, such that the capital stock of the Company will consist of 970,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Amendment”).

The Amendment is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the Delaware General Corporation Law (“DGCL”), our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about October __, 2014 to stockholders of the Record Date.

Pursuant to the Written Consent on October 3, 2014, the Majority Stockholders approved the Amendment to increase the authorized capital stock of the Company from 475,000,000 shares to 975,000,000 shares, such that the capital stock of the Company will consist of 970,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Action”).

The Action was unanimously approved by our Board of Directors on October 3, 2014.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of Majority Stockholders of the Company outstanding on the Record Date is required for approval of the Action.  As of the Record Date, the Company had 122,565,983 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.  Each share of our Series I Preferred Stock has the equivalent of 25 votes on each matter submitted to stockholders. As a result, the Majority Stockholders’ holdings represent 71.3% of the total outstanding votes. Because the Majority Stockholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither DGCL nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 475,000,000 SHARES TO 975,000,000 SHARES

The Company’s Articles of Incorporation authorized the issuance of 475,000,000 shares of capital stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value of $0.01 per share. On October 3, 2014, the Board of Directors of the Company approved the Certificate of Amendment of our Articles of Incorporation, which is attached hereto as Exhibit A, to increase the Company’s authorized capital stock from 475,000,000 shares to 975,000,000 shares, such that the capital stock of the Company will consist of 970,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Amendment”).

The Board will file the Amendment with the Secretary of State of Delaware. The increase in our authorized common stock will become effective on the date of filing.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing nine hundred seventy five million (975,000,000) shares of capital stock is to facilitate current and future financing agreements, which often include the requirement to provide irrevocable reserve of common shares in excess of shares currently issuable under the financing agreements, which enables the Company to continue its current business operations.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. If and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Dissenter’s Rights of Appraisal

Neither DGCL nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken,” the Board and Majority Stockholders of the Company further approved the Amendment. The Company’s officers, directors and management hold preferred shares that give them voting control of the Company.

As of October 3, 2014, our officers, directors and management have an aggregate of 931.6 million votes on any matter brought to a vote of the holders of our common stock, including an aggregate 927.5 million votes, or up to 89% of the total vote, through the ownership of Series I Preferred Stock, and 4.6 million votes through the ownership of shares of our common stock. As a result, our officers, directors, and management have voting control over the 1.1 billion of the outstanding voting shares of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership Of Certain Beneficial Owners And Management.”

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, October 3, 2014 (the “Shareholder Consent”), the Company had 122,565,983 shares of Common Stock issued and outstanding, and there were 1,000 shares of Series I Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series I Preferred stock is entitled to 25 votes for each share on all matters submitted to a stockholder vote.

On October 3, 2014, the holders of 71.3% of the voting rights equivalent to 3.2% of the outstanding shares of our common stock and 81.0% of the outstanding shares of our Series I Preferred Stock, each share of Series I Preferred Stock having the equivalent of 25 votes as of the date of the Shareholder Consent, executed and delivered to the Company the Written Consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of October 3, 2014 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name. The percentage of beneficial ownership is based on 122,565,983 shares of our common stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. As a result of the voting rights associated with the Company’s 1,000 shares of Series I Preferred Stock, the named executive officers and directors have the right to 879.8 million votes as the result of their Series I holdings. The percentage of voting rights in the table below assumes that all Series I shares held by directors and named officers are voted in any instance requiring shareholder vote.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)	Percent of Voting Rights (%)
Five Percent Stockholders:
William J. Caragol (1)	25,747,231	17.6%	56.4%
Ironridge Global Technology Co., a division of Ironridge Global IV, Ltd. (2)	12,244,341	9.9%	1.6%

Named Executive Officers and Directors:
William J. Caragol (1)	25,747,231	17.6%	56.4%
Lyle L. Probst (3)	6,072,046	4.7%	13.0%
Jeffrey S. Cobb (4)	2,777,329	2.2%	5.2%
Michael E. Krawitz (5)	3,206,535	2.6%	6.1%
Ned L. Siegel (6)	2,124,860	1.7%	3.5%
Executive Officers and Directors as a group (5 persons)(7)	32,423,684	25.3%	84.2%

(1)	Mr. Caragol beneficially owns 25,747,231 shares, which includes 10,000 shares issuable upon the exercise of warrants and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 10, 2014. Mr. Caragol has sole voting power over 1,651,916 shares of our common stock. Mr. Caragol has sole dispositive power over 223,000 shares of our common stock. Mr. Caragol lacks dispositive power over 1,438,916 shares which are restricted as to transfer until January 1, 2015 (200,000 shares), and January 1, 2016 (1,226,916 shares). Mr. Caragol owns 631 shares of Series I preferred stock, which may convert to 23,585,315 shares of common stock. The Series I preferred stock vests on January 1, 2016.
(2)	Ironridge Global Partners, LLC, or IGP, and IGP's managing members Brendan T. O'Neil and Keith Coulston may be deemed to beneficially own shares of common stock beneficially owned by Ironridge Global IV, Ltd., or IV, and shares of common stock beneficially owned by Ironridge Global III, LLC, or III, including shares issuable to III upon conversion of the Series F Preferred Stock. The address of the principal business office of IV is Harbour House, 2nd Floor, Waterfront Drive, P.O. Box 972, Road Town, Tortola, British Virgin Islands VG1110. The address of the principal business office of IGP, III, and Messrs. O'Neil and Coulston is 425 California Street, Suite 1010, San Francisco, California 94104. Voting and dispositive power with respect to the shares owned by IV is exercised by David Sims and Peter Cooper, Directors. Voting and dispositive power with respect to shares of our common stock owned by III is exercised by Mr. O'Neil and Mr. Coulston. However, for so long as III or IV or any of their affiliates, or Ironridge, hold any shares of our common stock, they are prohibited from, among other actions: (1) voting any shares of our common stock owned or controlled by them, or soliciting any proxies or seeking to advise or influence any person with respect to any voting securities of the issuer; (2) engaging or participating in any actions or plans that relate to or would result in, among other things, (a) acquiring additional securities of us, alone or together with any other person, which would result in them collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of our total outstanding common stock or other voting securities, (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation, (c) a sale or transfer of a material amount of assets, (d) changes in our present board of directors or management, (e) material changes in our capitalization or dividend policy, (f) any other material change in our business or corporate structure, (g) actions which may impede the acquisition of control us by any person or entity, (h) causing a class of our securities to be delisted, (i) causing a class of our equity securities to become eligible for termination of registration; or (3) any actions similar to the foregoing. Each of IGP and Messrs. O'Neil and Coulston disclaims beneficial ownership or control of any of the securities listed above. IGP and Messrs. O'Neil and Coulston directly own no shares of the issuer. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, IGP or Messrs. O'Neil and Coulston may be deemed to beneficially own or control the shares owned by III and IV. Mr. O'Neil is a managing director of III and IV, and managing directors, members and 30% beneficial owners of IGP. Mr. Coulston is a director, member and 10% beneficial owner of IGP. IGP is a member and beneficial owner of III, and a stockholder and beneficial owner of IV.

For purposes of calculating the percent of class, we have assumed that there were a total of 122,565,983 shares of our common stock outstanding such that 12,244,341 shares beneficially owned would represent approximately 9.99% of the outstanding common stock after such issuance. The 9.99% ownership limitation does not prevent Ironridge from selling some of its holdings and then receiving additional shares. In this way, Ironridge could sell more than the 9.99% ownership limitation while never holding more than this limit. The Series F Preferred Stock has a provision precluding III from converting any shares of Series F Preferred Stock if such conversion would result in Ironridge being deemed to beneficially own or control more than 9.99% of our outstanding common stock. Subject to the foregoing overall limitation, shares include (I) 12,244,341 shares of common stock beneficially owned by Ironridge, (2) 5,998,230 shares of common stock issuable upon conversion of 100 shares of the Series F Preferred Stock, and (3) a number of shares of common stock issuable upon conversion of any additional shares of Series F Preferred Stock that we may choose to issue in lieu of cash as payment of the 7.65% dividends on the Series F Preferred Stock.

(3)	Includes 611,298 shares of our common stock and 25,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 10, 2014. Mr. Probst lacks dispositive power over 611,298 shares, which are restricted until January 1, 2016. Mr. Probst owns 140 shares of Series I preferred stock, which may convert to 5,435,748 shares of common stock. The Series I preferred stock vests on January 1, 2015.
(4)	Includes 574,800 shares of our common stock and 37,750 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 10, 2014. Mr. Cobb lacks dispositive power over 60,000 shares, which are restricted until January 1, 2016. Mr. Cobb owns 63 shares of Series I preferred stock, which may convert to 2,164,779 shares of common stock. The Series I preferred stock vests on January 1, 2016.
(5)	Includes 622,800 shares of our common stock and 36,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 10, 2014. Mr. Krawitz lacks dispositive power over 100,000 shares, which are restricted until January 1, 2016. Mr. Krawitz owns 76 shares of Series I preferred stock, which may convert to 2,547,735 shares of common stock. The Series I preferred stock vests on January 1, 2016.
(6)	Includes 631,076 shares of our common stock and 36,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 10, 2014. Mr. Siegel lacks dispositive power over 120,000 shares, which are restricted until January 1, 2016. Mr. Siegel owns 39 shares of Series I preferred stock, which may convert to 1,457,784 shares of common stock. The Series I preferred stock vests on January 1, 2016.
(7)	Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of October 10, 2014, in each case as set forth in the footnotes to this table.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

By Order of the Board of Directors

October __, 2014	/s/ William J. Caragol
William J. Caragol Chairman of the Board of Directors Chief Executive Officer and Acting Chief Financial Officer

Exhibit A

FIFTH CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

AS PREVIOUSLY AMENDED,

OF

POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1. The name of the corporation (hereinafter called the “Corporation”) is PositiveID Corporation, formerly known as VeriChip Corporation.  The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 2001.

2. The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the first paragraph of Article numbered “IV” so that, as amended, said paragraph shall be and read as follows:

“The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 975,000,000 shares, consisting of 970,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

3. The stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting, approved the amendment.

4. The foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this [__] day of November, 2014.

POSITIVEID CORPORATION

By:
Name:
Title: